Exhibit 99.1

iBio Reports Q1 Fiscal Year 2026 Financial Results and Provides Corporate Update

Strengthened cash position and extended runway into the fourth quarter of fiscal year 2027 after closing underwritten public offering with up to potentially $100 million of total gross proceeds

Presented non-human primate data for our potentially first-in-class Activin E antibody, IBIO-610, which may enable only twice-yearly dosing for the treatment of obesity

San Diego, California / November 12, 2025 / (GLOBE NEWSWIRE) / iBio, Inc. (NASDAQ:IBIO), an AI-driven innovator of precision antibody therapies, today announced its financial results for the fiscal quarter ended September 30, 2025, and provided a corporate update on its progress.

“Unveiling our promising non-human primate data for IBIO-610, our long acting Activin E Antibody, marked a pivotal milestone for iBio,” said Martin Brenner, Ph.D., DVM, Chief Executive Officer and Chief Scientific Officer of iBio. “The results demonstrate an extended half-life and the potential for highly convenient, low-frequency dosing, which could translate into improved patient compliance, while further validating our differentiated approach to fat-selective weight loss and long-term weight maintenance. Importantly, these findings reinforce IBIO-610’s promise as a next-generation therapy for cardiometabolic and obesity diseases. As we enter 2026, we look forward to advancing IBIO-610 and our broader pipeline to bring durable, transformative therapies to patients in need.”

First Fiscal Quarter 2026 & Recent Corporate Updates:

●	Presented new non-human primate (NHP) data showing that IBIO-610, a potentially first-in-class Activin E antibody candidate, has a predicted human half-life of up to 100 days, consistent with dosing as infrequent as twice per year.
●	The growing body of preclinical data supports IBIO-610’s differentiated mechanism, enabling fat-selective, GLP-1–synergistic weight loss and sustained weight maintenance after GLP-1 therapy discontinuation.
●	The findings, presented at ObesityWeek® 2025 and PEGS Europe, reinforce IBIO-610’s potential as a next-generation antibody therapy for obesity and cardiometabolic disease.
●	Closed a $50 million underwritten public offering of pre-funded warrants and common warrants, with potential for an additional $50 million in gross proceeds upon full exercise of the common warrant, for total potential gross proceeds of up to $100 million before deducting underwriting discounts and commissions and offering expenses.
●	On November 4, 2025, iBio regained compliance with Nasdaq Lising Rule 5550(a)(2).

First Fiscal Quarter 2026 Financial Results:

●	Revenue for the three months ended September 30, 2025, was $0.1 million. No revenue was recognized for the three months ending September 30, 2024.
●	Research and Development (“R&D”) expenses for the three months ended September 30, 2025, and September 30, 2024, were $3.6 million and $1.3 million, respectively, an increase of approximately $2.3 million. The increase in R&D expenses was due to advancing preclinical research activities to support the Company's IBIO-610, IBIO-600 and other preclinical pipeline assets.
●	General and Administrative expenses for the three months ended September 30, 2025, and September 30, 2024, were approximately $2.5 million and $2.8 million, respectively, a decrease of $0.3 million. The decrease is mainly attributable to a reduction in professional expenses and legal fees.
●	iBio held cash, cash equivalents and investments in debt securities of $49.6 million as of September 30, 2025, which is anticipated to be sufficient to support operations into the fourth quarter of fiscal year 2027.

About iBio, Inc.

iBio (Nasdaq: IBIO) is a cutting-edge biotech company leveraging AI and advanced computational biology to develop next-generation biopharmaceuticals for cardiometabolic diseases, obesity, cancer and other hard-to-treat diseases. By combining proprietary 3D modeling with innovative drug discovery platforms, iBio is creating a pipeline of breakthrough antibody treatments to address significant unmet medical needs. Our mission is to transform drug discovery, accelerate development timelines, and unlock new possibilities in precision medicine.

For more information, visit www.ibioinc.com or follow us on LinkedIn.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding the non-human primate (“NHP”) data for IBIO-610, translating into improved patient compliance and further validating iBio’s differentiated approach to fat-selective weight loss and long-term weight maintenance; the NHP data reinforcing IBIO-610’s promise as a next-generation therapy for cardiometabolic and obesity diseases; iBio’s ability to advance IBIO-610 and its broader pipeline to bring durable, transformative therapies to patients in need; the potential of IBIO-610, a potentially first-in-class Activin E antibody candidate, to have a human half-life of up to 100 days, consistent with dosing as infrequent as twice per year; preclinical data supporting IBIO-610’s differentiated mechanism, enabling fat-selective, GLP-1–synergistic weight loss and sustained weight maintenance after GLP-1 therapy discontinuation; IBIO-610’s potential as a next-generation antibody therapy for obesity and cardiometabolic disease; the potential for an additional $50 million in gross proceeds upon full exercise of the common warrants issued in connection with iBio’s $50 million underwritten offering, for total gross proceeds of up to $100 million before deducting underwriting discounts and commissions and offering expenses; iBio’s ability to develop next-generation biopharmaceuticals for cardiometabolic diseases, obesity, cancer and other hard-to-treat diseases;; iBio’s ability to combine its proprietary 3D modeling with its innovative drug discovery platforms to create a pipeline of breakthrough antibody treatments to address significant unmet medical needs; and iBio’s ability to transform drug discovery, accelerate development timelines, and unlock new possibilities in precision medicine. While iBio believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the non-human primate (“NHP”) data for IBIO-610, translating into improved patient compliance and further validating iBio’s differentiated approach to fat-selective weight loss and long-term weight maintenance; iBio’s ability to advance IBIO-610 and its broader pipeline to bring durable, transformative therapies to patients in need; preclinical data supporting IBIO-610’s differentiated mechanism, enabling fat-selective, GLP-1–synergistic weight loss and sustained weight maintenance after GLP-1 therapy discontinuation; IBIO-610’s potential as a next-generation antibody therapy for obesity and cardiometabolic disease; the potential for an additional $50 million in gross proceeds upon full exercise of the common warrants issued in connection with iBio’s $50 million underwritten offering, for total gross proceeds of up to $100 million before deducting underwriting discounts and commissions and offering expenses; iBio’s ability to develop next-generation biopharmaceuticals for cardiometabolic diseases, obesity, cancer and other hard-to-treat diseases; iBio’s ability to combine its proprietary 3D modeling with its innovative drug discovery platforms to create a pipeline of breakthrough antibody treatments to address significant unmet medical needs; iBio’s ability to obtain regulatory approvals for commercialization of its product candidates, or to comply with ongoing regulatory requirements; regulatory limitations relating to iBio’s ability to promote or commercialize its product candidates for specific indications; acceptance of iBio’s product candidates in the marketplace and the successful development, marketing or sale of products; and whether iBio will incur unforeseen expenses or liabilities or other market factors; and the other factors discussed in iBio’s filings with the SEC including its Annual Report on Form 10-K for the year ended June 30, 2025 and its subsequent filings with the SEC on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and iBio undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contact:

iBio, Inc.

Investor Relations

ir@ibioinc.com

Ignacio Guerrero-Ros, Ph.D., or David Schull

Russo Partners, LLC

Ignacio.guerrero-ros@russopartnersllc.com

David.schull@russopartnersllc.com

(858) 717-2310 or (646) 942-5604

iBio, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

(In Thousands, except per share amounts)

	Three Months Ended
	September 30,
	2025	2024
Revenue	$100	$—

Operating expenses:
Research and development	3,550	1,305
General and administrative	2,501	2,801
Total operating expenses	6,051	4,106

Operating loss	(5,951)	(4,106)

Other income (expense):
Interest income	267	174
Interest expense	(36)	(57)
Total other income	231	117

Net loss	$(5,720)	$(3,989)

Comprehensive loss:
Net loss	$(5,720)	$(3,989)
Other comprehensive loss - unrealized loss on debt securities	(15)	—

Comprehensive loss	$(5,735)	$(3,989)

Loss per common share - basic and diluted	$(0.11)	$(0.46)

Weighted-average common shares outstanding - basic and diluted - see Note 16	52,981	8,633

iBio, Inc. and Subsidiaries

Consolidated Balance Sheets

(In Thousands, except share and per share amounts)

	September 30,	June 30,
	2025	2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$28,111	$8,582
Accounts receivable - trade	65	—
Investments in debt securities (adjusted cost $21,471 and $0, respectively - see Note 6)	21,456	—
Subscription receivable	—	105
Prepaid expenses and other current assets	1,140	1,034
Total Current Assets	50,772	9,721

Restricted cash	228	210
Promissory note receivable	1,118	1,098
Finance lease right-of-use assets, net of accumulated amortization	—	68
Operating lease right-of-use asset	1,958	2,051
Fixed assets, net of accumulated depreciation	3,210	3,163
Intangible assets, net of accumulated amortization	6,843	6,848
Security deposits	26	26
Total Assets	$64,155	$23,185

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,822	$2,188
Accrued expenses	850	1,345
Finance lease obligations	—	53
Operating lease obligation - current portion	504	490
Equipment financing payable - current portion	16	64
Term promissory note	706	766
Contract liabilities	1,150	1,200
Total Current Liabilities	6,048	6,106

Operating lease obligation - net of current portion	2,068	2,199
Total Liabilities	8,116	8,305

Stockholders' Equity
Series 2022 Convertible Preferred Stock - $0.001 par value; 1,000,000 shares authorized at September 30, 2025 and June 30, 2025; 0 shares issued and outstanding as of September 30, 2025 and June 30, 2025	—	—
Common Stock - $0.001 par value; 275,000,000 shares authorized at September 30, 2025 and June 30, 2025; 20,254,599 and 19,349,201 shares issued and outstanding as of September 30, 2025 and June 30, 2025, respectively	20	19
Additional paid-in capital	393,978	347,085
Accumulated other comprehensive loss	(15)	—
Accumulated deficit	(337,944)	(332,224)
Total Stockholders’ Equity	56,039	14,880
Total Liabilities and Stockholders' Equity	$64,155	$23,185